WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                          Name of FuVariable Annuity Portfolios
                          CIK Number0001026107
                          Series # :5
                          Series NamCitiSelect VIP Folio 500

                          Period EndDec-31-1999    [mmm-dd-yyyy]
                          Fiscal YeaDec-31-1999    [mmm-dd-yyyy]
                          Period Typ1-Year         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $    3,809,)                                       4,114,952
Cash (domestic and foreign)                                              3,803
Receivable for securities Sold                                           3,370
Receivable for Capital Stock sold                                             -
Dividend receivable                                                      3,051
Interest receivable                                                      3,531
Other receivable                                                       48,185
Other assets                                                             2,774
     Total Assets                                                 4,179,666

 Liabilities
Payable for Securities Purchased                                       18,430
Other payables                                                                -
Other Liablities                                                       87,650
     Total Liablities                                                106,080

     Net Assets                                                   4,073,586

Capital Section
Paid-in Capital                                                   3,562,277
Undistributed Net Realized gain (loss) on Investments                198,323
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                     304,829
Undistributed net investment income                                      8,157
     Total Capital                                                4,073,586

Statement of Operations
Investment Income
Interest Income                                                        37,278
Dividend Income                                                        64,921
Other Income                                                                  -
     Total Income                                                    102,199

   Expenses
Investment advisory fees                                               34,811
Interest expense                                                              -
Other expenses                                                       446,748
     Gross expenses                                                  481,559
Less:  Waivers and Subsidies                                        (423,537)
     Net expenses                                                     58,022
     Net investment income                                            44,177


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) from investment transactions                276,578
Net change in unrealized appreciation/(depreciation)                 151,182
Net realized and unrealized gain/(loss) on investments               427,760

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                                 471,937


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                                  44,177
Net realized gain/(loss) on investments                              276,578
Net change in unrealized appreciation/(depreciation)
     of investments                                                  151,182
     Net increase/(decrease) in net assets resulting from
        operations                                                   471,937

Distribution to Shareholders
Net Investment Income                                                   (8,994)
Capital gains                                                                 -
Return of Capital (Income)                                                    -
Return of Capital (Capital)                                                   -
     Total Distribution to Shareholders                                 (8,994)

Capital Stock Transactions
Net proceeds from sale of shares                                     153,260
Cost of shares repurchased                                       (2,255,140)
Dividend and/or Distribution                                             8,997
                                                                 (2,092,883)

Net Increase/(decrease) in Net Assets                            (1,629,940)

Net Assets
Beginning of Period                                               5,703,526
End of Period                                                     4,073,586

Miscellanous Information

    Shares
Prior                                                                662,033
Subs                                                                   17,316
Redemptions                                                         (256,804)
Reinvested                                                               1,006
Current Shares                                                       423,551

Undistributed Income
Prior undistribute                                                    (27,026)
Net investment income                                                  44,177
Return of Capital                                                             -
Income Distribution                                                     (8,994)
Current undistribute income                                              8,157

Undistribute Capital Gain
Prior undistribute                                                    (78,255)
Net Capital Gain/(Loss)                                              276,578
Return of Capital                                                             -
Capital Gain Distribution                                                     -
Current undistribute income                                          198,323

Average Net Assets                                                4,641,478

Financial Highlights
Net Asset Value, Beginning of period                                      8.62
Income from Operations
     Net Investment Income                                               0.078
     Net realized and unrealized gain/(loss) on
        investments                                                      0.940
     Total from operations                                               1.018
Less distribution from:
     Net investment income                                              (0.018)
     Net realized gain on investments                                         -
     Return of Capital                                                        -
     Total distributions                                                (0.018)
Net Asset Value, end of period                                            9.62

Expense Ratio                                                             1.25


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